Exhibit 23.1

DELOITTE & TOUCHE LLP
5140 YONGE STREET, SUITE 1700
TORONTO, ON M2N 6L7
CANADA


TEL: (416) 601 6150
FAX: (416) 229 2524
WWW.DELOITTE.CA


                                                                        DELOITTE
                                                                        & TOUCHE

INDEPENDENT AUDITORS CONSENT

We consent to the use in this Amendment No. 2 on Form SB-2 to Form S-3 Registration Statement No. 333-53008 of SoftQuad Software, Ltd. of our report dated November 2, 2000, except as to Note 12 which is as of May 21, 2001, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/S/ DELOITTE & TOUCHE LLP


Chartered Accountants

Toronto, Ontario
June 1, 2001



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DELOITTE
TOUCHE
TOHMATSU
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